UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2009

GOLDEN GRAIN ENERGY, LLC

(Exact name of registrant as specified in its charter)

Iowa	000-51177	02-0575361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1822 43rd St. SW Mason City, IA		50401
(Address of principal executive offices)		(Zip Code)

(641) 423-8525
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

    ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 16, 2009, our board of directors decided to suspend trading of our membership units.  We are planning to undertake a private equity offering in the near future and do not anticipate resuming unit trading until after the completion or termination of any such offering.  The securities we plan to offer will not be registered with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1933 (the “Act”) and they may not be resold absent registration under the Act or pursuant to an applicable exemption.

This current report on Form 8-K contains forward-looking statements. We undertake no responsibility to update any forward looking statement. When used, the words “believe”, “hope”, “expect”, “anticipate” and similar expressions are intended to identify forward-looking statements. Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings, copies of which are available through our website or upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC

February 19, 2009	/s/ Christine Marchand
Date	Christine Marchand, Chief Financial Officer